XIII.  PERSONAL SECURITIES TRANSACTIONS



       A.  PURPOSE.  The following procedures are designed to assist the CCO in detecting and preventing breaches of the Company's fiduciary duties to

         its   clients   (inadvertent  or  otherwise)  and  avoiding  potential

         conflicts of interest  with  clients, in connection with the Company's employees' personal trading activities.


       B.  PERSONAL TRADING ACCOUNTS AND REPORTS.

             1. Upon receipt of this Compliance  Manual,  each of the Company's employees  shall  be  required  to  identify  to  the  CCO  all brokerage  and  commodities  trading  accounts that  constitute proprietary accounts with respect to the employee.  The form to be used for this purpose is attached as Exhibit XIII-A.


                A.  For purposes of this policy, they refer  to  the  following defined terms:



                    (I)   "Employee"  means  (i) each person who, in connection

                    with his or her regular functions  or  duties  on behalf of the Company or any of its affiliates, or as a result of his or her ownership or control of the Company (whether  or not

                    such   person  is  an  employee  of  the  Company),  makes,

                    participates   in   or   obtains   information   concerning

                    securities transactions contemplated, proposed or  made for the  Company's  clients,  (ii) each member of the immediate family of such person, and  (iii)  each person to whom such person contributes support.



                    (II)  "Proprietary account" means a  securities  investment or trading account in which an employee has an interest  or over  which  an  employee  exercises  control  or  provides investment  advice,  or a proprietary investment or trading account maintained for the Company or its employees.



                    (III)  "Security" means all investment instruments commonly viewed  as securities,  including  common  stock,  options,

                    warrants,  rights  to  acquire  securities  and convertible

                    instruments,   as  well  as  commodity  futures  contracts,

                    securities futures  products  and  commodity options, swaps and  other  derivative  instruments, whether  issued  in  a public or a private placement,  but does not include shares of  open-end  investment  companies  registered  under  the

                    Investment Company Act of 1940 that are not affiliated with the Company, securities issued  by  the  government  of the

                    United  States, bankers' acceptances, bank certificates  of deposit or commercial paper.



             2.  Not later than  10  days  after  becoming  an  employee of the

             Company,  the  employee  must  provide  to the Company an  Initial

             Holdings  Report  disclosing  the  title,  number  of  shares  and principal amount of each security in which the  new  employee  has

             (or  had  when  the  person  became  an  employee),  any direct or indirect  beneficial ownership and the name of any broker,  dealer or bank with which the new employee maintained an account in which any securities were held for his or her direct or indirect benefit as of the date  the  person  became  an employee.  The form of the

             Initial Holdings Report is attached as Exhibit XIII-B.


             3.   Thereafter, Employees must advise  the  Company  and  receive authorization  before  opening  any  new  brokerage or commodities

             accounts.   Notice  shall be given to, and authorization  received

             from the CCO in accordance  with  the procedures set forth in this policy.


             4.  Each Employee shall arrange for  duplicate copies of all trade confirmations and all brokerage statements relating to proprietary accounts to be sent promptly and directly by the brokerage firm or other financial institution where the account is maintained to the

             Company,  to  the  attention  of  the CCO.   In  the  alternative,

             employees  may  close  all proprietary  accounts  and  trade  only through a proprietary account at the Company's prime broker if the employee authorizes the  prime  broker to provide such information to the Company.


             5.  In addition, each Employee must  report to the CCO any private securities transactions that are not carried out through brokerage accounts.


             6.   For  each  securities  trade  by  an  employee  for  which  a confirmation  is not available, the employee  is  responsible  for promptly providing  the CCO with the date, security, nature of the

             transaction,  price,  parties   and   brokers   involved   in  the

             transaction.


             7.    Prior   to  arranging  a  personal  loan  with  a  financial

             institution that will be collateralized by securities, an employee must obtain the approval of the CCO.


             8.  Annually, each  employee  is  also  required to certify to the

             Company  that he or she has complied with  all  of  the  Company's policies and  procedures  during  the  period and must provide the

             Company  with  a  report disclosing all securities  in  which  the employee has any direct  or indirect beneficial ownership interest and  the  names  of  all brokers,  dealers  or  banks  where  such securities are held.  In the alternative, the employee may certify that all such information  is  contained in the account statements and confirmations provided to the  Company  during  the period and that  as of the date of the certification all such information  is

             accurate  and  complete.   If  such  information  is incomplete or

             inaccurate as of the date of the certification, the  employee must update or correct the information.  The form to be used  for  this purpose is attached as Exhibit XIII-C.


       A. REVIEW   OF   PERSONAL   TRADING   INFORMATION.   All  confirmations,

       statements and other information will be  reviewed to monitor compliance

       with  this  policy.   The  Company reserves the  right  to  require  the

       employee to reverse, cancel  or  freeze,  at the employee's expense, any transaction or position in a specific security  if  the Company believes the transaction or position violates its policies or  appears  improper.

       The  Company  will  keep  all  such  information  confidential except as required to enforce this policy or to participate in  any  investigation concerning violations of applicable law.


       D.  CLIENT PRIORITY.

             1.   Employees  of  the  Company must first give priority  on  all purchases and sales of securities  to the Company's clients, prior to the execution of transactions for  their  proprietary accounts,

             and personal trading must be conducted so as not  to conflict with the interests of a client.  While the scope of such actions cannot be  exactly  defined,  they  would  always  include  each  of  the following prohibited situations:

               {circle}contemporaneously  purchasing the same securities  as  a

                 client  without  making  an  equitable   allocation   of   the

                 securities   to  the  client  first,  on  the  basis  of  such

                 considerations as available capital and current positions, and then to the account of the employee;

               {circle}knowingly  purchasing or selling securities, directly or indirectly, in such  a  way as to personally injure a client's transactions;

               {circle}using knowledge of  securities  transactions by a client to profit personally, directly or indirectly,  by  the  market effect of such transactions; and

               {circle}giving to any person information not generally available

                 to   the   public  about  contemplated,  proposed  or  current

                 purchases or  sales  of securities by or for a client account,

                 except   to   the   extent  necessary   to   effectuate   such

                 transactions.

             2.  Clients must always receive  the  best  price,  in relation to

             employees,  on  same  day  transactions.   See also, Section  XII:

             Trading/Prohibited Transactions.


                  A. FRONT-RUNNING. Without the prior written approval of the CCO, no employee may execute a transaction in a security for a proprietary account if the employee is aware or should be aware that an order for a client account for the same security, same way, remains unexecuted or the Company is considering same way trades in the security for client accounts. Transactions in options, derivatives or convertible instruments for a proprietary account that are related to a transaction in an underlying security for a client account ("inter-market front running") are subject to the same restrictions.

                  B.  RESTRICTED  LIST.   Certain  transactions  in  which  the

                  Company  engages  may  require,  for either business or legal reasons, that any client accounts  or proprietary accounts do not trade in certain securities for  specified  time periods.

                  A security will be designated as "restricted" if  the Company is  involved  in  a  transaction  that  places limits on  the aggregate position held by the accounts in  that security, or if trading in a security should be restricted  for  any other

                  reason.   The  Company's "restricted list" will be maintained

                  by the CCO.  It  generally  will not be circulated. It is the employee's responsibility to  determine whether a security is on the Company's restricted list  prior  to  the execution of any security transactions.


                  A.  PERSONAL TRADING APPROVALS.

             1.   No  trading  transactions  for  proprietary accounts  may  be

             effected  without  the  prior  approval  of   the   CCO,  and  any

             transaction may be cancelled at the end of the day by  the CCO and the trade allocated to a client account if determined by  the  CCO to  be  required.  The CEO must similarly approve any trade by the

             CCO.  A Personal  Securities  Trading  Request Form should be used for this purpose in the Form attached to  this  policy  as Exhibit

             XIII-D.  The CCO shall promptly notify the employee of approval or denial  of  clearance  to  trade by indicating such action on  the

             Personal Securities Trading  Request  Form and returning it to the employee.  Notification of approval or  denial  to  trade  may  be verbally  given;  however,  it  shall  be  confirmed in writing by indicating such action on the Personal Securities  Trading Request

             Form  and  returning  it  to the employee within 24 hours  of  the verbal notification.


             2.  When any employee recommends that a security be bought or sold for a client account, such  employee must disclose to the CCO if a

             position  in  that  security  is   then  held  in  the  employee's

             proprietary  account.   The CCO may restrict  such  Employee  from

             buying or selling the position  from any proprietary account until a specified period of time after  the  orders  for client accounts have  been  filled  and there is no buying or selling  program  in progress.


                  B.  PRINCIPAL  TRANSACTIONS.   Neither  the  Company  nor  an

                  employee  may engage  in  principal  transactions  between  a proprietary  account  and  a  client  account  without  first obtaining  the  prior  written  approval  of  the CCO and the consent of the client.


                  C.  PRIVATE PLACEMENTS.  No Employee may acquire, directly or indirectly, beneficial ownership of any security in a private

                  placement without the prior approval of the CCO.   A Personal

                  Securities  Trading  Request  Form  should  be  used for this purpose (Exhibit XIII -D).  The CCO shall promptly notify the employee  of  approval  or  denial  of clearance to trade  by indicating  such  action on the Personal  Securities  Trading

                  Request Form and returning it to the employee.


                  D.  Initial  Public  Offerings.   No  employee  may  acquire,

                  directly or indirectly,  beneficial ownership of any security in an initial public offering  without  the prior approval of

                  the   CCO.   A  Personal  Securities  Trading  Request   Form

                  submitted  for  this  purpose  should be submitted to the CCO before the Employee places an indication  of  interest in the initial public offering with a broker (Exhibit  XIII-D).  The

                  CCO shall promptly notify the employee of approval  or denial of  clearance  to  trade  by  indicating  such  action on the

                  Personal Securities Trading Request Form and returning  it to the employee.


                  E.  MANIPULATIVE   PRACTICES.    Section   9(a)(2)   of   the

                  Securities  Exchange  Act  of 1934, as amended (the "Exchange

                  Act") makes it unlawful for  any person, acting alone or with others, to effect a series of  transactions  in  any security registered on a national securities exchange creating  actual or  apparent  active  trading  in such security or raising or depressing  the price of the security,  for  the  purpose  of inducing the  purchase  or  sale  of such security by others.

                  Rule  10b-5 under the Exchange Act has  been  interpreted  to

                  proscribe   the   same  type  of  trading  practices  in  OTC

                  securities.


       The thrust of these prohibitions  against manipulative trading practices is that no employee should, alone or  with  others,  for either a client account or a proprietary account:



             {circle}engage  in  trading or apparent trading activity  for  the purpose of inducing purchases or sales by others; or

             {circle}engage in trading  or  apparent  trading  activity for the purpose of causing the price of a security to move  up  or down,

               and  then  take  advantage  of such price movement by buying  or selling at such "artificial" price level.


       Of course, buy or sell programs may cause  stock prices to rise or fall,

       and  price  changes resulting from supply and  demand  factors  are  not prohibited.  Rather, Section 9(a)(2) prohibits activity where there is a purpose to affect  the  price of a security artificially through trading or apparent trading, not  where such change is an incidental result of a change in supply, demand, or in the intrinsic value of a security.




                                EXHIBIT XIII-A



Summit Wealth Management
1933 North Meacham
Suite 200
Schaumburg, IL 60173

Attention:   Angelo Alleca


Attached is a complete and accurate  list  of  all  accounts with any brokerage firm or financial institution through which any Securities  may be purchased or sold,  held  in  my  name  or the name of any of my spouse, my minor  children,

relatives living with me, and persons to whom I contribute support, or in which any of such persons has a direct or indirect beneficial interest, or over which any of such persons has discretionary investment authority, or for which any of such  persons  participates,  directly  or  indirectly,  in  the  selection  of securities.



I understand that you require this  list  to  monitor  my  compliance  with the policies  and procedures of the Company, relating to insider trading, fiduciary duties to clients and other securities laws.  I agree to notify the Company and obtain its  consent  before  opening  any  new  account  that  falls within the

description  above.   I  further agree to direct all brokerage firms  or  other

financial institutions identified on the attachment to furnish the Company with copies  of all brokerage statements  and  trade  confirmations  and  any  other information concerning activity in any of the listed accounts.

                                        Signed:



                                        Print Name:

                                        Date:

                  LIST OF SECURITIES AND COMMODITIES ACCOUNTS

                          AS OF _____________, _____

                                      FOR

                        _______________________________

                              [Name of Employee]

Registered In The Name of:Financial/Brokerage InstitutionAccount Number





















Continue on a second page if necessary.


If none, initial here: _____________.

                                EXHIBIT XIII-B


Summit Wealth Management, Inc.
1933 North Meacham
Suite 200
Schaumburg, IL 60173

Attention:   Angelo Alleca

Re:    Initial Holdings Report



Attached is a complete and accurate list of (i) the title, number of shares and principal amount of each security in which I, each member of my immediate family and each person to whom I contribute support have any direct or indirect beneficial ownership interest or over which I or any such person have or has any control or provides any investment advice, (ii) the name and address of all brokers, dealers, banks or other institutions where such securities are held and (iii) the corresponding account numbers. This information is current, as of the date I became an Employee of the Company, which was _.

Date:

                                              Print Name:


                            INITIAL HOLDINGS REPORT



                                      FOR



                        _______________________________

                              [Name of Employee]



                                     AS OF



                        _______________________________

                             [Date of Employment]

                Financial/Brokerage Institution Where Securities Are Held

Securities Owned                                                         Account Name and Number

























                                EXHIBIT XIII-C


                           CERTIFICATE OF COMPLIANCE


I hereby  certify  that,  since  the  date  on  which  I received a copy of the

Policies  and  Procedures  of  Summit  Wealth  Management,  Inc.  dba  Horizons

Financial  Advisors,  Inc.  relating  to  Personal Securities Transactions  and

Insider Trading and, or the date of my most  recent  Certificate of Compliance,

whichever is later, I have complied in all respects with  all such policies and procedures applicable to me.



In particular, I have disclosed to the Company the existence  and  location  of all  securities  and  commodities  trading accounts (including IRA accounts and other retirement accounts) in which I, my spouse, any of my minor children, any relatives living with me and any person  to  whom I contribute support, have or has any direct or indirect beneficial interest  or  over  which  I  or any such person  have or has any control or provides any investment advice, and  I  have disclosed  to the Company all transactions in such accounts through the date of

this certification.   If  any  such  information is incomplete or inaccurate, I

have attached to this certificate all  documents  and  information necessary to update or correct any previous disclosures.



                                        Signed:




                                        Print Name:

                                        Date:

                                EXHIBIT XIII-D


                   PERSONAL SECURITIES TRADING REQUEST FORM


Name:        _____________________________________

Details of Proposed Transaction

Circle One                                                  Purchase     /     Sale
Date of Transaction
Indicate Name of Issuer and Symbol
Type of Security (e.g., Note, Common Stock, Preferred Stock)
Quantity of Shares or Units
Price Per Share/Units
Approximate Dollar Amount
Account for Which Transaction will be Made
Name of Broker


Date of Request:    _______________________

You  may /  may not execute the proposed transaction described above.


                                        Authorized Signature

Date of Response:   _______________________